BDO Seidman                         900 Seafirst Financial Center
Accountants and Consultants         601 West Riverside Avenue
                                    Spokane, Washington 99201-0611
                                    Telephone: (509) 747-8095
                                    Fax: (509) 747-0415



February 8, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on February 4, 1999, to be filed by our former client, Fischer-Watt Gold Company, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP